AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      WHEELING-PITTSBURGH STEEL CORPORATION


         Wheeling-Pittsburgh Steel Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware which was originally incorporated under the name of Wheeling Street Corporation, does hereby certify:

         1. (a) The present name of the corporation (hereinafter the "Corporation") is Wheeling-Pittsburgh Steel Corporation.

                  (b) the date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of Delaware is June 21, 1920.

         2. The certificate of incorporation of the Corporation, as amended, is hereby amended and restated in its entirety as set forth in the Amended and Restated Certificate of Incorporation hereinafter provided for.

         3. The amendment and restatement of the Certificate of Incorporation herein certified have been duly adopted by the board of directors of the Corporation in connection with the Amended Joint Plan of Reorganization of Wheeling-Pittsburgh Steel Corporation, et al, dated October 18, 1990, as amended and modified. Provision for the amendment and restatement of the Certificate of Incorporation is contained in an Order of Court, dated December 18, 1990, of the United States Bankruptcy Court for the Western District of Pennsylvania, under whose jurisdiction the Corporation is being reorganized pursuant to Title 11 of the United States Code.

         4. The effective time of the amendment and restated certificate of incorporation shall be upon filing with the Secretary of State of the State of Delaware.

         5. The certificate of incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation read as follows:

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      WHEELING-PITTSBURGH STEEL CORPORATION

                  FIRST: The name of the Corporation is Wheeling- Pittsburgh Corporation.

                  SECOND: The address of the Corporation's registered office int he State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

                  FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 70,000,000 of which 10,000,000 shares shall be Preferred Stock of the par value of $0.10 per share and 60,000,000 shares shall be Common Stock of the par value of $0.01 per share.

                  A. Preferred Stock. The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers. full or limited, and such designations, preferences and relative, participating, opt on all or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted b he Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increase or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation. All Preferred Stock shall contain adequate provisions or the election of directors representing such class of Preferred Stock in the event of default in payment of dividends on such Preferred Stock.

                  B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

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
                  FIFTH:  The Corporation is to have perpetual existence.

                  SIXTH: A. Number, election and terms of directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time t time exclusively by the Board of Directors pursuant to aa resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board"). Commencing with the Effective Date of the Corporation's Amended Joint Plan of Reorganization under Title 11 of the United States Code, directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section C of this Article SIXTH.

                  B. Newly created directorships and vacancies. Subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies of the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause (other than a vacancy resulting from removal by the stockholders, in which case such vacancy shall be filled by the stockholders) shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified. No decrease in the numbers of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

                  C. Removal. Subject to the rights of the holders of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the Voting Stock, voting together as a single class.

                  EIGHTH: Subject to the rights of the holders of any series of Preferred Stock, (A) any action required or permitted to be taken by the stockholders of the Corporation may be effected at an annual or special meeting of stockholders of the Corporation and may also be effected by any consent in writing by such stockholders in accordance with the provisions of this Article EIGHTH and (B) special meetings of stockholders of the Corporation may be called by the Chairman of the Board, by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or by the Secretary at the direction of a majority of the voting power of all the then outstanding shares of the Voting Stock, voting together as a single class. Unless otherwise provided in this Certificate of Incorporation, any actin required to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Voting Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                  NINTH: A. In addition to any affirmative vote required by law, by this Amended and Restated Certificate of Incorporation or by any Preferred Stock Designation, any merger or consolidation of the
         Corporation (other than a merger not requiring a vote of the stockholders of the Corporation under Section 251(f), Section 252(e) or
         Section 253 of the GCL) or any sale, lease or exchange of all or substantially all of the property and assets of the Corporation, requiring the authorization or consent of the stockholders under
         Section 271 of the GCL or the adoption of any plan or proposal for the liquidation or dissolution of the Corporation requiring a vote of the stockholders of the Corporation under Section 275 of the GCL shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law or of any agreement with any national securities exchange or otherwise which might otherwise permit a lesser vote.

                  B. Notwithstanding any other provisions of this Amended an Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article NINTH.

                  TENTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further elimination or limiting the personal liability of director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of the Section A by the stockholders of the Corporation shall not adversely affect any right or protection of the director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

                  B. (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph
         (2) of this Section B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with the proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding n advance of its final disposition; provided, however, that if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director of officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

                  (2) if a claim under paragraph (1) of this Section B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (3) The right to indemnification and the payment of expense incurred in defending a proceeding in advance of its final deposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

                  (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

                  (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent to the Corporation to the fullest extent of the provisions of this Section B with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

                  ELEVENTH: In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the Board of Directors may take into account the long-term as well as short-term interests of the Corporation and its stockholders (including the possibility that these interests may be best served by the continued independence of the Corporation), the interests of creditors, customers, employees and other constituencies of the
         Corporation and its subsidiaries and the effect upon communities in which the Corporation and its subsidiaries do business.

                  TWELFTH: In furtherance and not in limitation of the powers conferred by law or in this Amended and Restated Certificate of Incorporation, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the stockholders of the Corporation, including, without limitation, the adoption of plans or the issuance of rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation, which rights, options , capital stock, notes, evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board of such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors of any such committee in respect of the terms conditions, provisions and right of such securities which is different from, and unequal to the terms, conditions, provisions and rights applicable to all other holders thereof.

                  THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter provided herein by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as amended are granted subject to the rights reserved in this Article THIRTEENTH.

         Signed and attested on this ____ day of December, 1990.


                                                 By:____________________________
                                                    D. Leonard Wise, Chairman
                                                    and Chief Executive Officer



[SEAL]
ATTEST:


________________________
Robert Duval, Secretary

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